Exhibit 10.4

LOCKUP AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of the 27th day of April, 2009, between the undersigned holder (the "Holder") of shares of Santos Resource Corp., and Santos Resource Corp., a Nevada Corporation (the "Company").

WHEREAS:

1.         The Company has filed an effective registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (file no. 333-152324) which registers certain shares of common stock held by the Company's stockholders.

2.         The Company has applied to have its shares of common stock quoted on the OTC Bulletin Board, and the Holder has agreed to refrain from selling 90% of his shares of common stock of the Company (the "Shares") that are registered by the Registration Statement, such number of shares as designated on the signature page hereto, from the date of this Agreement until the earlier of (i) 6 months after the Company's shares are quoted on the OTC Bulletin Board; and (ii) the date that is 9 months after the date of this Agreement (the "Restriction Period").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

1.         Share Restriction

(a)        The Holder hereby agrees that during the Restriction Period the Holder will not sell or otherwise dispose of his Shares other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company.  The Holder further agrees that the Company is authorized to and the Company may decide in its sole discretion to place "stop orders" on its books to prevent any transfer of the Shares in violation of this Agreement.

(b)        Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the Holder. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

2.         Representations and Warranties of the Holder

The Holder covenants with, and represents, warrants and acknowledges to the Company, as representations and warranties that are true as of the date of this Agreement, that:

(a)        the Holder acquired the Shares for its own account as principal and not for the benefit of any other person, or is deemed under the applicable securities acts to have acquired the Shares as principal, and no other person has a direct or indirect beneficial interest in the Shares;

(b)        the Holder has such knowledge and experience in financial and business matters in general and is capable of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting its own interests in connection with, the acquisition and disposition of the Shares; and

(c)        the Holder is not, and will not be, acting in concert with any other person or shareholder of the Company for the purpose of selling securities of the Company.

3.         Miscellaneous

(a)        Additional Restrictions.  The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

(b)        Further Assurances.  Each of the parties hereby covenants and agrees to execute any further and other documents and instruments and to do any further and other things that may be necessary to implement and carry out the intent of this Agreement and to effect the transaction contemplated herein.

(c)        Governing Law and Jurisdiction.  This Agreement will be construed and enforced in accordance with the laws of the Province of British Columbia, and will be treated in all respects, as a British Columbia contract, and the parties hereby agree to submit any difference or dispute which may arise out of or in connection with this Agreement to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

(d)        Enurement.  This Agreement will enure to the benefit of and will be binding upon the parties hereto, and their respective personal representatives, heirs, executors, administrators, successors and permitted assigns.

(e)        Execution by Counterparts.  This Agreement may be executed by the parties hereto in as many counterparts as may be necessary and such executed copy may be transmitted by telecopied facsimile, and each such agreement so executed and such reproduction of signatures by facsimile shall be deemed to be an original and, provided that all of the parties have executed a counterpart, such counterparts together shall constitute a valid and binding agreement, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER Signature of Holder Name of Holder Number of shares of common stock beneficially owned and subject to this Agreement	Address of Holder:
COMPANY Santos Resource Corp. per:	Address of Company: Santos Resource Corp. 11450 - 201A Street Maple Ridge, BC V2X 0Y4 Tel: 604-460-8440 Fax: 604-648-8052